SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2014

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 1.01	Entry into a Material Definitive Agreement
We are describing an expansion of our Revolving Credit Agreement under "Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant." That description is hereby incorporated by reference into this Item 1.01

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On April 1, 2014, ProAssurance Corporation executed its accordion option to expand its revolving line of credit facility by $50 million to a total of $200 million with the addition of two lenders, The Northern Trust Company and Key Bank, N.A., to its facility. Each newly added lender has committed $25 million to the credit facility.
The facility was originally entered into on April 15, 2011 and amended in September 2012. In addition to the new lenders added effective April 1, 2014, the facility includes U.S. Bank NA, Wells Fargo Bank, NA, Branch Banking & Trust Company (BB&T), First Tennessee Bank, N.A., JPMorgan Chase Bank, N.A., Northern Trust and Key Bank. The facility is priced at Libor +0.50% for secured draws, and Libor + 1.25% for unsecured draws and will mature on April 15, 2016.
Under the terms of the Agreement, we may borrow up to the aggregate amount of the unused commitments under the revolving facility at any time prior to the termination of the Agreement. The interest rate we will pay depends on our credit ratings at the time we borrow the money, and on whether the borrowing is secured or unsecured. The Agreement contains customary representations, covenants and events in the event of default.
We anticipate that any funds we borrow under terms of the Revolving Credit Agreement will be used for general corporate purposes, including, but not limited to, use as short-term working capital, funding for share repurchases as authorized by our Board, and for support of other activities we enter into in the normal course of business including mergers and acquisitions.
We maintain various relationships, including the provision of financial services such as cash management and investment custodial arrangements and investment banking with some of the lenders participating in this Agreement.
We are providing the form of the Augmenting Lender Supplement, which expands the capacity of the credit facility, as Exhibit 10.1 in this Current Report on Form 8K. The original Revolving Credit Agreement was filed in its entirety in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and the amendment was filed in its entirety in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 9.01	Financial Statements and Exhibits

10.1	Form of the Augmenting Lender Supplement, which expands the capacity of our credit facility by $50 million to $200 million.
SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 1, 2014
PROASSURANCE CORPORATION
by: /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President

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